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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 3, 1997



                     INTERNATIONAL ALLIANCE SERVICES, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                   0-25890                     22-2769024
(State or other jurisdiction       (Commission                (I.R.S. Employer
      of incorporation)            File Number)              Identification No.)


       10055 Sweet Valley Drive
           Valley View, Ohio                                        44125
(Address of principal executive offices)                          (Zip Code)



       Registrant's telephone number, including area code (216) 447-9000

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Item 1.  Change in Control of Registrant.

On April 3, 1997, Alliance Holding Corporation ("AHC"), an Ohio corporation and the primary stockholder of International Alliance Services, Inc. (the "Registrant") common stock, $.01 par value per share ("Common Stock"), distributed to stockholders of AHC and Sophia Management Ltd., an Ohio limited liability company controlled by members of management of the Registrant (collectively, the "AHC Transferees"), all of the shares of Common Stock and warrants to purchase Common Stock held by AHC as of such date (the "AHC Distribution"). As of April 3, 1997, AHC owned of record an aggregate of 13,390,000 shares of Common Stock (the "AHC Shares") and warrants to purchase and aggregate of 4,115,000 shares of Common Stock (the "AHC Warrants").

Each of the AHC Transferees has agreed that the AHC Shares, the AHC Warrants and the shares of Common Stock issuable upon exercise of the AHC Warrants (together with the AHC Shares and the AHC Warrants, the "AHC Securities") are subject to a Lock-up Agreement dated April 3, 1997 (the "Lock-up Agreement") between each of the AHC Transferees and the Registrant. Under the terms of the Lock-up Agreement, each of the AHC Transferees has agreed that he, she or it will not, directly or indirectly, without the unanimous consent of the Board of Directors of Registrant, sell, assign, transfer, pledge or otherwise dispose of, other than by pledge or other grant of a security interest if the pledgee agrees in writing to be bound by the terms of the Lock-up Agreement (collectively, "Transfer"), such AHC Transferee's AHC Securities prior to October 17, 1998. Notwithstanding the foregoing, beginning April 17, 1997, AHC Transferees may Transfer up to 15% of their AHC Securities.

In addition to the foregoing, on March 25, 1997, AHC and MGD Holdings Ltd., a Bermuda corporation controlled by Mr. Michael G. DeGroote, Chairman of the Board and a director of the Registrant ("MGD Holdings"), agreed to terminate the Voting Agreement dated October 18, 1996 (the "Voting Agreement"), subject to obtaining the necessary regulatory approvals. Under the terms of the Voting Agreement, MGD Holdings agreed to vote all of the shares of Common Stock held by MGD Holdings from time to time in accordance with the recommendations of the management of AHC for a period of two years.

Prior to the AHC Distribution, as of April 3, 1997, AHC, a corporation controlled by Mr. Joseph E. LoConti, beneficially owned an aggregate of 17,505,000 shares of Common Stock (assuming regulatory approval is obtained with respect to the termination of the Voting Agreement), representing 44.4% of the outstanding shares of Common Stock. As of such date, Mr. DeGroote, through MGD Holdings, beneficially owned 14,247,112 shares of Common Stock (including shares issuable on or about April 21, 1997 pursuant to an agreement between the Registrant and MGD Holdings), representing 33.6% of the outstanding shares of Common Stock, and Mr. H. Wayne Huizenga, through Huizenga Investments Limited Partnership, beneficially owned 8,444,444 shares of Common Stock, representing 20.3% of the outstanding shares of Common Stock.

Following the consummation of the AHC Distribution, as of April 3, 1997, (i) AHC did not beneficially own any shares of Common Stock (assuming regulatory approval is obtained with
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respect to the termination of the Voting Agreement); (ii) Mr. LoConti beneficially owned 6,684,300 shares of Common Stock, representing 18.4% of the outstanding shares of Common Stock (assuming regulatory approval is obtained with respect to the termination of the Voting Agreement); (iii) Mr. DeGroote continued to beneficially own 14,247,112 shares of Common Stock (including shares issuable on or about April 21, 1997 pursuant to an agreement between the Registrant and MGD Holdings), representing 33.6% of the outstanding shares of Common Stock; and (iv) Mr. Huizenga continued to beneficially own 8,444,444 shares of Common Stock, representing 20.3% of the outstanding shares of Common Stock.

As a result of the foregoing transactions, following the consummation of the AHC Distribution and assuming the termination of the Voting Agreement, Mr. DeGroote is the largest, Mr. Huizenga is the second largest, and Mr. LoConti is the third largest beneficial holder of Common Stock, and AHC no longer owns any shares of Common Stock. Accordingly, AHC will no longer have the ability to control the outcome of matters submitted to a vote of the Registrant's stockholders.

For purposes of calculating beneficial ownership in this Current Report on Form 8-K, shares of Common Stock that were not outstanding but that could have been acquired by a person upon exercise of options or warrants within 60 days of the respective dates, were deemed outstanding for the purpose of computing the number of shares and the percentage of outstanding shares beneficially owned by such person. However, such shares are not deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.


Item 7.  Financial Statements and Exhibits.

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits:

                 None.


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                                   SIGNATURES



                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTERNATIONAL ALLIANCE SERVICES, INC.



Date:  April 17, 1997                   /s/ Gregory J. Skoda
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                                        Gregory J. Skoda
                                        Chief Financial Officer


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